Exhibit 10.2

FIRST AMENDMENT TO

AGREEMENT OF SALE AND PURCHASE

THIS FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “First Amendment”) is entered into as of this 10th day of November, 2015 (the “Effective Date”), by and between AH RICHMOND TOWER I, LLC, a Virginia limited liability company (“Seller”), and KIRELAND MANAGEMENT, LLC, a Florida limited liability company (“Buyer”).

RECITALS

A. Pursuant to that certain Agreement of Sale and Purchase dated November 2, 2015 by and between Seller and Buyer (the “Purchase Agreement”), Buyer agreed to purchase and Seller agreed to sell that certain Property (as such term is defined in the Purchase Agreement) located at 200 South 10th Street, Richmond, Virginia 23219.

B. Seller and Buyer desire to amend the Purchase Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

AGREEMENT

1. Capitalized Terms. Capitalized terms used but not defined in this First Amendment shall have their respective meanings as set forth in the Purchase Agreement.

2. Settlement. Section 3 of the Purchase Agreement is amended and restated in its entirety as follows:

Settlement shall be held on December 10, 2015, or on such earlier date as Buyer and Seller may mutually agree, at the offices of Williams Mullen, 200 South 10th Street, Richmond, Virginia 23219 at 10:00 a.m. (“Settlement”). Notwithstanding the foregoing:

(a) Buyer shall have a one-time right to extend the date of Settlement to December 23, 2015, by written notice to Seller, delivered no later than December 10, 2015, at 5:00 p.m.; and

(b) Seller shall have a one-time right to extend the date of Settlement to a date which is on or before January 9, 2016, by written notice to Buyer specifying the date of Settlement, delivered no later than December 10, 2015, at 5:00 p.m.

In the event that Seller and Buyer both exercise their options under this Section 3, the date of Settlement shall be extended to the later of (i) December 23, 2015 or (ii) the date specified in Seller’s notice pursuant to Section 3(b).

3. Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall be deemed one and the same instrument. To facilitate execution of this First Amendment, the parties may execute and exchange by email counterparts of the signature pages.

4. Miscellaneous. This First Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Except as modified herein, all terms and conditions of the Purchase Agreement are hereby ratified and confirmed by Seller and Purchaser and are in full force and effect. In the event of any conflict between the terms and conditions of the Purchase Agreement and this First Amendment, this First Amendment shall govern.

IN WITNESS WHEREOF, Seller and Buyer have caused this First Amendment to be duly executed by their respective authorized representative(s) to be effective as of the Effective Date.

SELLER:		PURCHASER:

AH RICHMOND TOWER I, LLC,		KIRELAND MANAGEMENT, LLC,
a Virginia limited liability company		a Florida limited liability company

By:	Armada Hoffler Manager, LLC,	By:	/s/ Alex Kurkin
	its Manager	Name:	Alex Kurkin
		Title:	Manager
By:	/s/ Eric L. Smith
Name:	Eric L. Smith
Title:	Manager